UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Myers Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1293 South Main Street, Akron, Ohio 44301

(Address of Principal Executive Offices, and Zip Code)

(330) 253-5592

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2023, Myers Industries, Inc. (the “Company”) adopted an amended and restated Senior Officer Severance Plan (“Severance Plan”) in which certain senior officers of the Company, including all named executive officers Mike McGaugh, President and Chief Executive Officer, Jeff Baker, Vice President Shared Services, Jim Gurnee Vice President Sales, Marketing and Commercial Excellence, Paul Johnson, Vice President, Distribution Management, and, upon his appointment as Executive Vice President and Chief Financial Officer effective May 8, 2023, Grant E. Fitz, are eligible to participate as Covered Officers. The Severance Plan, which was first adopted effective February 21, 2020 as reported in the Company’s Form 8-K filed February 27, 2020, provides certain severance benefits for Covered Officers in the event of certain terminations of employment, including in connection with a Change in Control of the Company.

Under the amended Severance Plan, if a Covered Officer’s employment is terminated by the Company other than for Cause or is terminated by the Covered Officer for Good Reason, but not in connection with a Change in Control, each as defined in the Severance Plan, and provided the Covered Officer delivers an effective release of claims as required, the Covered Officer will be entitled to the following severance benefits (the “Severance Benefits”):

(a) a single lump sum payment in an amount equal to any accrued obligations, plus

(1)
for the President/Chief Executive Officer, one and one-half (1.5) times his or her Base Salary in effect on the Termination Date (or, if such Base Salary has decreased during the one (1) year period ending on the Termination Date, at the highest rate in effect during such period); or
(2)
for a Covered Officer other than the President/Chief Executive Officer, one (1) times his or her Base Salary in effect on the Termination Date (or if such Base Salary has decreased during the one (1) year period ending on the Termination Date, at the highest rate in effect during such period);

(b) health care coverage, disability coverage, life insurance coverage, and outplacement services for one year,

(c) any other amounts or benefits provided under any Company benefit plan, policy, practice, program, contract or arrangement; and

(d) outstanding stock options, restricted stock, restricted stock units, or similar awards granted to the Covered Officer under the Company’s long-term incentive plan or any successor or replacement equity-based incentive plan will be subject to the terms and conditions of the respective award or option agreement.

If, within 90 days prior to a Change in Control or 18 months following a Change in Control, a Covered Officer’s employment is terminated by the Company without Cause or by the Covered Officer for Good Reason, and provided that the Covered Officer delivers an effective release of claims as required, the Covered Officer will be entitled to the following payments and benefits (the “Change in Control Benefits”), in lieu of the Severance Benefits summarized above:

(a) a single lump sum payment in an amount equal to any accrued obligations plus the pro rata portion of the Covered Officer’s target annual bonus for the period commencing on the first day of the fiscal year in which the employment of the Covered Officer is terminated and ending on the termination date, plus

(1)
for the President/Chief Executive Officer, two and one-half (2.5) times (A) his or her Base Salary in effect on the Termination Date (or, if such Base Salary has decreased during the one (1) year period ending on the Termination Date, at the highest rate in effect during such period), plus (B) his or her Target Bonus;
(2)
for a Covered Officer other than the President/Chief Executive Officer, one and one-half (1.5) times (A) his or her Base Salary in effect on the Termination Date (or if such Base Salary has decreased during the one (1) year period ending on the Termination Date, at the highest rate in effect during such period), plus (B) his or her Target Bonus;

(b) health care coverage, disability and life insurance coverage for for up to 18 months and outplacement services for one year

(c) any other amounts or benefits provided under any Company benefit plan, policy, practice, program, contract or arrangement; and

(d) outstanding stock options, restricted stock, restricted stock units, or similar awards granted to the Covered Officer under the Company’s long-term incentive plan or any successor or replacement equity-based incentive plan will be subject to the terms and conditions of the respective award or option agreement.

Payment of any Severance Benefits or Change in Control Benefits under the Severance Plan is contingent upon a Covered Officer’s compliance with the non-compete, non-solicitation, and all other provisions of the Non-Competition and Non-Disclosure Agreement between the Company and the Covered Officer, the continued effectiveness of which is a condition to participation in the Severance Plan. Each Covered Officer also acknowledges and reaffirms that during the term of the Severance Plan and for the period set forth in the Non-Competition and Non-Disclosure Agreement, the Covered Officer will comply with the terms and conditions set forth in the Non-Competition and Non-Disclosure Agreement.

If the amounts payable to a Covered Officer, either alone or together with other payments and benefits that the Covered Officer has the right to receive from the Company or any of its Affiliates, would constitute a “parachute payment” under Section 280G of the Code, such payments and benefits shall be reduced by the amount, if any, that is the minimum necessary to result in no portion of the payments or benefits constituting a parachute payment under Section 280G of the Code if the Company’s then current independent registered public accounting firm (the “Accounting Firm”) determines that such reduction would result in the Covered Officer retaining, on an after-tax basis (taking into account federal, state and local income taxes, employment, social security and Medicare taxes, the imposition of the excise tax imposed by Section 4999 of Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), and all other taxes, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied (or is likely to apply) to the Covered Officer’s taxable income for the tax year in which the transaction which causes the application of Section 280G of the Code occurs, or such other rate(s) as the Accounting Firm determines to be likely to apply to the Covered Officer in the relevant tax year(s) in which any of the payments and benefits is expected to be made taxable) a larger amount as a result of such reduction than the Covered Officer would receive, on a similar after tax basis, if the Covered Officer received all of such payments and benefits.

The foregoing summary of material changes to the Severance Plan is not complete and is qualified in its entirety by reference to the full and complete terms of the Severance Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2023, Myers Industries, Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). As of the close of business on March 3, 2023, the record date for the Annual Meeting, 36,567,278 common shares were outstanding and entitled to vote. At the Annual Meeting, 34,273,053, or approximately 93.72%, of the outstanding common shares entitled to vote were represented in person or by proxy, including 1,383,684 broker non-votes. At the Annual Meeting, the shareholders of the Company voted as set forth below on the following proposals, each of which is described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2023 (the “Proxy Statement”).

Proposal No. 1. Election of Directors.

The Company’s shareholders elected, with the respective votes set forth opposite their names, the following persons to the Company’s Board of Directors to hold office until the 2024 annual meeting of shareholders or until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Vote
Yvette Dapremont Bright	32,478,255	404,247	6,867	1,383,684
Ronald M. De Feo	32,618,186	234,857	36,326	1,383,684
William A. Foley	32,153,667	699,272	36,430	1,383,684
Jeffrey Kramer	31,299,967	1,552,746	36,656	1,383,684
F. Jack Liebau, Jr.	32,320,781	531,960	36,628	1,383,684
Bruce M. Lisman	32,452,972	399,970	36,427	1,383,684
Lori Lutey	32,727,141	125,896	36,332	1,383,684
Michael McGaugh	32,694,904	185,999	8,466	1,383,684

Proposal No. 2. Advisory Vote on Frequency of Advisory Vote on Executive Compensation.

The Company’s shareholders recommended, on an advisory basis, a frequency of “one year” for holding future advisory votes on executive compensation:

One Year	30,387,235
Two Years	19,224
Three Years	1,540,276
Abstain	942,634
Broker Non-Vote	1,383,684

After taking into consideration the shareholder vote cast on the Frequency Proposal and other factors, the Company’s Board of Directors determined that the Company will conduct advisory votes to approve the compensation of the Company’s executive officers on an annual basis. Accordingly, the Company will include an advisory vote on executive compensation in its proxy materials every year until the next shareholder vote on the frequency of such votes is held which will be no later than the Company’s 2029 Annual Meeting of the Shareholders.

Proposal No. 3. Advisory Vote to Approve Executive Compensation.

The Company’s shareholders, by adopting a non-binding advisory resolution, approved the 2022 compensation of the Company’s named executive officers, with over 99% of the total shares voted being cast “for” the proposal. Voting results on this proposal were as follows:

For	31,530,445
Against	286,307
Abstain	1,072,617
Broker Non-Vote	1,383,684

Proposal No. 4. Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023. Voting results on this proposal were as follows:

For	33,672,692
Against	354,932
Abstain	245,429
Broker Non-Vote	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Senior Officer Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By:	/s/ Monica P. Vinay
Monica P. Vinay
Interim Chief Financial Officer

Date: April 28, 2023